                                                                   EXHIBIT 10.17


                               November 3, 1999


Mr. Richard Holtzman
c/o Grand Bay Hotels & Resorts
11811 North Tatum Road
Suite 1060
Phoenix, AZ 85028

Dear Richard:

        This letter agreement (the "Agreement") confirms the agreement that we have reached regarding the termination of your employment with Wyndham International, Inc. ("WII") and its respective related and affiliated entities (collectively, the "Companies").

        The purpose of this Agreement is to establish mutually agreeable arrangements for ending your employment and structuring your continuing relationship with the Companies following your termination. This Agreement does not constitute and should not be construed as an admission by the Companies that they have in any way violated any legal obligation that they owe to you or to any other person or as an admission by you that you have in any way violated any legal obligation that you owe to the Companies or to any other person. To the contrary, the parties' willingness to enter into this Agreement demonstrates that they are continuing to deal with each other fairly and in good faith.

        With those understandings and in exchange for the promises set forth below, you and the Companies agree as follows:

        1. Termination
           -----------

        You hereby acknowledge that your employment with WII has been terminated by WII effective as of October 22, 1999 (the "Date of Termination"). You and WII acknowledge that your termination from employment is a Termination Without Cause as defined by Subparagraph 6(e) of the June 19, 1998 Executive Employment Agreement between you and WII (the "Employment Agreement") within 12 months of a Change in Control as defined by Paragraph 8 of the Employment Agreement. Subject to earlier termination pursuant to Paragraph 6 of the Employment Agreement, WII will continue your salary and benefits through the Date of Termination pursuant to Section 7(d) of the Employment Agreement. On the date of Termination, WII will pay you One Hundred Seventy-four Thousand, Two

Mr. Richard Holtzman
November 3, 1999
Page 2



Hundred and Sixty-nine Dollars ($174,269), less applicable withholding. You acknowledge and agree that this amount accurately represents the value of your accrued vacation and accrued bonus as of the Date of Termination.

        2. Compensation and Benefits.
           -------------------------

           (a)   Effect of Termination on Equity Grants. In accordance with
                 ---------------------------------------
Subparagraph 8(b)(ii) of the Employment Agreement, upon the effective date of the Change in Control, all stock options and other stock-based awards granted to you by the Companies immediately accelerated and became exercisable or non-forfeitable. The period of time in which you may exercise your stock options after the Date of Termination shall be governed by the terms and provisions of the respective stock option agreements.

           (b)   Severance. In recognition of your service to WII, and in full
                 ----------
satisfaction of any and all claims you may have against the Companies, as more fully set forth in Section 5 below, the Companies will pay you Five Hundred Forty-Eight Thousand, Nine Hundred and Eighty-one Dollars ($548,981) (the "Severance Payment") pursuant to Paragraph 8 of the Employment Agreement. The Severance Payment shall be reduced by applicable withholding and shall be payable by lump sum to you within five (5) business days following the later of the Date of Termination or the Effective Date (as defined in Section 14(d) below).

           (c)   Benefit Continuation. You may continue to participate in WII's
                 --------------------
group health and dental plans in which, and to the same extent as, you are currently participating for up to one (1) year from the Date of Termination, with the cost of the regular premium for such benefits shared in the same relative proportion by you and WII as in effect for senior executives of WII on the Date of Termination; provided that nothing in this Section 3(c) shall be
                         --------
construed to affect your or your dependents' rights, after your rights to cost sharing under this Section 3(c) end, to receive continuation coverage to the extent authorized by and consistent with 29 U.S.C. (S) 1161 et seq. (commonly known as "COBRA") and applicable group health and dental plan terms, entirely at your or their own cost.

           (d)   Outplacement. In accordance with Subparagraph 7(d)(ii) of the
                 ------------
Employment Agreement, WII shall, for a period of six months commencing upon written notice by you when you so elect no later than one (1) year after the Date of Termination, and ending six (6) months after said notice or through the date you secure new employment, if earlier, pay for the reasonable costs of executive outplacement services selected by you for use in connection with obtaining alternate employment.

Mr. Richard Holtzman
November 3, 1999
Page 3



           (e)   Office. WII shall continue to make your current office
                 ------
available to you for your use until the space is sublet or otherwise transferred by WII. WII will provide you with 30 days advance notice of such sublet or other transfer. You will be responsible for the cost of any supplies or support you may need.

           (f)   Boulders Membership. WII will continue to provide you with
                 -------------------
membership at the Boulders so long as WII owns the Boulders; provided, however,
                                                             --------
that such membership may be terminated at any time by WII if WII, through its Chairman or President, determines in its sole discretion that you are engaging or have engaged in activities in violation of any obligations you may have under paragraphs 4, 5, or 15 of the Employment Agreement, Section 7 of this Agreement, or that, had you continued to be employed by WII, would have constituted grounds for termination of said employment under paragraph 6(c) of the Employment Agreement.

           (g) You will be permitted at such time during the Consulting Period (as that term is defined and used in Section 3 below) as you and the Company will reasonably agree, to stay one week at any Company owned Golden Door Spa at the Companies' expense.

           (h)   Other Benefits. Except as expressly provided above, your
                 --------------
eligibility to participate in any of the Companies' respective employee benefit plans and programs ceases on or after the Date of Termination in accordance with the terms and conditions of each of those benefit plans and programs and your rights to benefits under any of the employee benefit plans and programs, if any, are governed by the terms and conditions of each of those employee benefit plans and programs.

           (i)   Reservation of WII's Rights. If between now and October 1,
                 ----------------------------
1999, you engage in conduct that results in a Termination for Cause pursuant to Subparagraph 6(c) of the Employment Agreement, WII is relieved of its obligations under Sections 3(b)-(g) of this Agreement.

     3.    Consulting Services
           -------------------

           (a) You hereby agree to provide non-exclusive consulting services to the Companies for a period of one (1) year (i.e., from October 1, 1999 through September 30, 2000) (the "Initial Consulting Period"), which period WII and you may agree to extend for an additional year upon mutually agreeable terms negotiated in good faith (the "Extended Consulting Period") (the Initial Consulting Period and Extended Consulting Period, if any, hereafter collectively referred to as the "Consulting Period").

Mr. Richard Holtzman
November 3, 1999
Page 4



           (b) In your capacity as a consultant to the Companies, you agree upon request from one or more of the Companies to assist with respect to transitional matters that may arise in connection with your termination, to respond to requests for information concerning business matters with which you became familiar while employed, and to provide assistance with respect to (i) Manzanillo owner relations, (ii) the Laguna development, and (iii) such other projects mutually agreed upon by you and the Companies (collectively, the "Consulting Services"). You agree to make yourself available at reasonable times and places and with reasonable notice for one day per week on average to provide Consulting Services.

           (c) It is intended and agreed by and between the parties that while providing Consulting Services, you are, and shall at all times be and remain, an independent contractor. You understand and agree that during the Consulting Period, you are not an employee of any of the Companies and shall not be treated as an employee for any purpose. You understand and agree that as an independent contractor, you are required to pay and are solely liable for, all applicable taxes, including, without limitation, federal income tax and state income tax on remuneration you receive in exchange for the Consulting Services and you may be required to pay quarterly estimated income taxes. Nothing in this Agreement or otherwise shall be construed as identifying you as an employee, agent or legal representative of any of the Companies during the Consulting Period for any purpose whatsoever. You will not be authorized to transact business, incur obligations, sell goods, receive payments, solicit orders or assign or create any obligation of any kind, express or implied, on behalf of any of the Companies, or to bind in any way whatsoever, or to make any promise, warranty or representation on behalf of any of the Companies with respect to any matter, except as expressly authorized in writing by the Companies. You shall not use any of the Companies' trade names, trademarks, service names or servicemarks without the prior written approval of the Companies.

        During the Consulting Period, you shall be free to pursue other business opportunities or employment (except to the extent that such other business opportunities or employment might violate Paragraph 5 (as said Paragraph 5 is amended in Section 5 below) of the Employment Agreement); provided, however,
                                                          --------  -------
that you hereby acknowledge your continuing obligations to the Companies under Paragraph 4 of the Employment Agreement, and provided further, however, that you
                                             -------- -------  -------
shall remain available to provide and shall provide, Consulting Services to the Companies pursuant to Section 3(b) of this Agreement.

           (d) The Companies shall pay you a fee at the rate of One Hundred Thousand Dollars ($100,000) per year during the Consulting Period, payable ratably in monthly installments in arrears. You also shall be paid a success bonus of Two Hundred Fifty

Mr. Richard Holtzman
November 3, 1999
Page 5



Thousand Dollars ($250,000) if within two (2) years following the end of the Consulting Period, the financing arrangements for the Laguna project are completed with parties with whom you worked in connection with providing Consulting Services (including, without implication of limitation, Farallon Capital Partners and Capital Pacific Holdings, Inc.) and a management contract between Laguna and WII is executed. During the Consulting Period you may stay at WII-managed hotels at the then applicable employee rate and shall be entitled to stay one week per year at any WII-owned Golden Door Spa, subject to availability. The Companies shall promptly reimburse you for all reasonable disbursements incurred by you in connection with providing Consulting Services, subject to approval and documentation in accordance with policies for executive vice presidents of WII as may be in effect from time to time.

     4.    Release of Claims.
           -----------------

           (a)   Release by Mr. Holtzman. You voluntarily and irrevocably
                 -----------------------
release and discharge the Companies, their related or affiliated entities, and their respective predecessors, successors, and assigns, (including but not limited to Patriot American Hospitality, Inc. ("PAHI")), and the current and former officers, directors, shareholders, employees, and agents of each of the foregoing (any and all of which are referred to as "Releasees") generally from all charges, complaints, claims, promises, agreements, causes of action, damages, and debts that relate in any manner to your employment with or services for the Companies, known or unknown ("Claims"), which you have, claim to have, ever had, or ever claimed to have had against any of the Releasees through the date on which you execute this Agreement. This general release of Claims includes, without implication of limitation, all Claims for or related to: the Employment Agreement; the compensation provided to you by the Companies; your termination as described in Section 1; wrongful or constructive discharge; breach of contract; breach of any implied covenant of good faith and fair dealing; tortious interference with advantageous relations; intentional or negligent misrepresentation, fraud or deceit; infliction of emotional distress, and unlawful retaliation or discrimination under the common law or any federal, state or local statute or law (including, without implication of limitation, the Employee Retirement Income Security Act, Title VII of the Civil Rights Act of 1964, the American with Disabilities Act, the Age Discrimination in Employment Act, Ariz. Stat. Ann. (S)41-1461, et seq., and Ariz. Stat. Ann. (S)23-1501, et seq.). You also waive any Claim for reinstatement, severance, incentive or retention pay (except as expressly provided in this Agreement), attorney's fees, or costs, relating to the above waived claims.

        You agree that you will not hereafter pursue any Claim against any Releasee by filing a lawsuit in any local, state or federal court for or on account of anything which has occurred up

Mr. Richard Holtzman
November 3, 1999
Page 6



to the present time as a result of your employment, and you shall not seek reinstatement with, or damages of any nature, severance, incentive or retention pay, attorney's fees, or costs from the Companies or any of the other Releasees.

           (b)   Release by the Companies. The Companies, on behalf of
                 ------------------------
themselves and their respective predecessors, successors, assigns, directors (but only in their capacities as directors of the Companies) and officers (but only in their capacities as officers of the Companies) voluntarily and irrevocably release and discharge you and your successors, assigns, heirs and survivors from any and all charges, complaints, claims, promises, agreements, causes of action, damages and debts (including attorney's fees and costs actually incurred) which any of them have, claim to have, ever had or ever claimed to have had against you through the date hereof, that are known to the Companies or that presently are not actually known to senior management of the Companies but that directly or indirectly arise out of, relate to or concern good faith acts or omissions by you during the course of your employment undertaken or not undertaken in the reasonable belief that such acts or omissions were in or not opposed to the best interests of the Companies ("WII Claims").

           The Companies further represent that they do not have any knowledge at this time of any acts or omissions by you that would give rise claims not otherwise released in the previous paragraph.

     5.    Employment Agreement
           --------------------

     This Agreement supersedes all provisions of the Employment Agreement other than Paragraphs 4 (Unauthorized Disclosure), 5 (Covenant Not to Compete), 6 (Termination), 7 (Compensation Upon Termination or During Disability), 8 (Parachute Payment), 13 (Arbitration; Other Disputes) and 15 (Litigation and Regulatory Cooperation) thereof, which provisions are incorporated herein by reference and shall continue to bind you in accordance with their respective terms.

     6.    Return of Property
           ------------------

     All documents, records, material and all copies of any of the foregoing pertaining to Confidential Information (as defined in Paragraph 4 of the Employment Agreement), and all software, equipment, and other supplies, whether or not pertaining to Confidential Information, that have come into your possession or been produced by you in connection with your employment ("Property") have been and remain the sole property of the Companies. You shall return all Property to the Companies on or before the Date of Termination. In no

Mr. Richard Holtzman
November 3, 1999
Page 7



event should this provision be construed to require you to return to the Company any document or other materials concerning your remuneration and benefits during your employment with the Companies.

     7.    Nondisparagement
           ----------------

     You agree not to take any action or make any statement, written or oral, which disparages or criticizes the Companies or their respective officers, directors, agents, or management and business practices, or which reasonably could be expected to and does in fact significantly disrupt or impair the Companies' normal operations. The Companies, on behalf of themselves, agree (a) not to take any action or make any statement, written or oral, which disparages or criticizes you or your management and business practices, and (b) to instruct their respective directors and officers not to take any action or make any statement, written or oral, which disparages or criticizes you or your management and business practices. The provisions of this Section 7 shall not apply to any truthful statement required by binding legal process to be made by you or the Companies, as the case may be, in any legal proceeding or governmental or regulatory investigation.

     8.    Additional Representations, Warranties and Covenants.
           ----------------------------------------------------

           (a) As a material inducement to the Companies to enter into this Agreement, you represent, warrant and covenant as follows:

                 (i) You have not assigned to any third party any Claim released by this Agreement.

                 (ii) You have not heretofore filed with any agency or court any Claim released by this Agreement.

           (b) As a material inducement to you to enter into this Agreement, the Companies represent, warrant and covenant as follows:

                 (i) The Companies have not assigned to any third party any WII Claims released by this Agreement; and

                 (ii) The Companies have not heretofore filed with any agency or court any WII Claims released by this Agreement.

Mr. Richard Holtzman
November 3, 1999
Page 8



     9.    Further Assurances
           ------------------

     Upon the terms and subject to the conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject, in the case of the Companies, to the provisions of any credit agreement or financing agreement or other contract or agreement by which any of the Companies may be bound.

     10.   Exclusivity
           -----------

     This Agreement sets forth all the consideration to which you are entitled from the Companies by reason of your termination and your duties for the Companies while employed, and you agree that you shall not be entitled to or eligible for any payments or benefits under any other Company severance, bonus, retention or incentive policy, arrangement or plan.

     11.   Tax Matters
           -----------

     All payments and other consideration provided to you pursuant to this Agreement shall be subject to any deductions, withholding or tax reporting that the Companies reasonably determine to be required for tax purposes.

     12.   Arbitration of Disputes
           -----------------------

     Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall, to the fullest extent permitted by law, be settled by arbitration in accordance with Paragraph 13 of the Employment Agreement. This
Section 12 shall be specifically enforceable. Notwithstanding the foregoing, this Section 12 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 12.

     13.   Consent to Jurisdiction
           -----------------------

     To the extent that any court action is permitted consistent with or to enforce Section l2 of this Agreement, the parties hereby consent to the jurisdiction of the state and federal courts in or for Phoenix, Arizona. Accordingly, with respect to any such court action, you and the Companies (a) submit to the personal jurisdiction of such courts; (b) consent to service of

Mr. Richard Holtzman
November 3, 1999
Page 9



process; and (c) waive any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

     14.   Notices. Acknowledgments and Other Terms
           ----------------------------------------

           (a) You are advised to consult with an attorney before signing this Agreement.

           (b) You acknowledge and agree that the Companies' promises in this Agreement constitute consideration in addition to anything of value to which you are otherwise entitled by reason of the termination of your employment.

           (c) By signing this Agreement, you acknowledge that you are doing so voluntarily and knowingly, fully intending to be bound by this Agreement. You also acknowledge that you are not relying on any representations by us or any other representative of the Companies concerning the meaning of any aspect of this Agreement. You understand that this Agreement shall not in any way be construed as an admission by the Companies of any liability or any act of wrongdoing whatsoever by the Companies against you and that the Companies specifically disclaim any liability or wrongdoing whatsoever against you on the part of themselves and their respective officers, directors, shareholders, employees and agents. You understand that if you do not enter into this Agreement and bring any claims against the Companies, the Companies will dispute the merits of those claims and contend that they acted lawfully and for good business reasons with respect to you.

           (d) You acknowledge that you have been given the opportunity, if you so desired, to consider this Agreement for twenty-one (21) days before executing it. If not signed by you and returned to the General Counsel of WII so that it is received by close of business on the twenty-second (22nd) day after your receipt of the Agreement, this Agreement will not be valid. In addition, if you breach any of the conditions of the Agreement within the twenty-one (21) day period, the offer of this Agreement will be withdrawn and your execution of the Agreement will not be valid. In the event that you execute and return this Agreement within twenty-one (21) days or less of the date of its delivery to you, you acknowledge that such decision was entirely voluntary and that you had the opportunity to consider this letter agreement for the entire twenty-one (21) day period. The Companies acknowledge that for a period of seven (7) days from the date of the execution of this Agreement, you shall retain the right to revoke this Agreement by written notice delivered to the General Counsel of WII before the end of such period, and that this Agreement shall not become effective or enforceable until the expiration of such revocation period (the "Effective Date").

Mr. Richard Holtzman
November 3, 1999
Page 10



           (e) In the event of any dispute, this Agreement will be construed as a whole, will be interpreted in accordance with its fair meaning, and will not be construed strictly for or against either you or the Companies.

           (f) The law of the State of Arizona will govern any dispute about this Agreement, including any interpretation or enforcement of this Agreement.

           (g) In the event that any provision or portion of a provision of this Agreement shall be determined to be illegal, invalid or unenforceable, the remainder of this Agreement shall be enforced to the fullest extent possible and the illegal, invalid or unenforceable provision or portion of a provision will be amended by a court of competent jurisdiction to reflect the parties' intent if possible. If such amendment is not possible, the illegal, invalid or unenforceable provision or portion of a provision will be severed from the remainder of this Agreement and the remainder of this Agreement shall be enforced to the fullest extent possible as if such illegal, invalid or unenforceable provision or portion of a provision was not included.

           (h) This Agreement may be modified only by a written agreement signed by you and authorized representatives of the Companies, which will include the General Counsel of WII and her successor in that position and such other representatives as the General Counsel may identify to you in writing.

           (i) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to any related subject matter, except as provided in Section 5 hereof.

           (j) This Agreement shall be binding upon each of the parties and upon their respective heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of each party and to their heirs, administrators, representatives, executors, successors, and assigns.

Mr. Richard Holtzman
November 3, 1999
Page 11



        If you agree to these terms, please sign and date below and return this Agreement to the General Counsel of WII.



                                                Sincerely,


                                                WYNDHAM INTERNATIONAL, INC.



                                                By: /s/ James D. Carreker
                                                   ------------------------
                                                   James D. Carreker
                                                   Chief Executive Officer


Accepted and agreed to:


/s/ Richard Holtzman                               Nov. 5, 1999
--------------------                               -----------------------
Richard Holtzman                                   Date